Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholder
Nationwide Life Insurance Company:

We consent to the use of our report dated March 1, 2011 included in the registration statement (No. 333-49112) on Form S-1 of Nationwide Life Insurance Company, and to the reference to our firm under the heading “Experts”.  Our report with respect to the consolidated financial statements refers to the Company’s change in its method of evaluating other-than-temporary impairments of debt securities due to the adoption of new accounting requirements issued by the FASB, as of January 1, 2009.

/s/ KPMG LLP

Columbus, Ohio
March 31, 2011